EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-193503) and the Registration Statement on Form S-8 (File No. 333-188286) of RedHill Biopharma Ltd. (the "Company") of our report, dated February 24, 2014, relating to the financial statements of the Company, which appears in this Annual Report on Form 20-F.

Tel-Aviv, Israel February 24, 2014	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited